Exhibit 10.2

EXECUTION VERSION

GUARANTY
This GUARANTY (this “Guaranty”), dated as of November 26, 2018, is executed and delivered by PNM RESOURCES, INC., a New Mexico corporation (the “Parent Guarantor”), in favor of KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, together with its successors and assigns, if any, in such capacity, the “Administrative Agent”), in light of the following:
WHEREAS, PNMR Development and Management Corporation, a New Mexico corporation (“Borrower”), the lenders party thereto as “Lenders” (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a “Lender” and, collectively, the “Lenders”), and the Administrative Agent are, contemporaneously herewith, entering into that certain Term Loan Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”);
WHEREAS, in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the other Credit Documents and to induce the Lenders to extend the loans and other financial accommodations to the Borrower pursuant to the Credit Documents, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the Lenders to the Borrower pursuant to the Credit Documents, the Parent Guarantor has agreed to guarantee the Borrower Obligations under the Credit Agreement and the other Credit Documents; and
WHEREAS, the Parent Guarantor directly owns 100% of the equity interests in the Borrower and, in consideration of (i) the direct and indirect financial and other support and benefits that the Borrower has provided, and such direct and indirect financial and other support and benefits as the Borrower may in the future provide, to the Parent Guarantor and (ii) the ability to receive funds, through distributions, intercompany advances or otherwise, from funds provided to the Borrower pursuant to the Credit Agreement and the flexibility provided by the Credit Agreement for the Parent Guarantor to do so, which significantly facilitates the business operations of the Borrower and the Parent Guarantor, the Parent Guarantor is willing to guarantee the below defined Guaranteed Obligations;
NOW, THEREFORE, in consideration of the foregoing, the Parent Guarantor hereby agrees as follows:
1.Definitions and Construction.
(a)    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The following terms, as used in this Guaranty, shall have the following meanings:
“Administrative Agent” has the meaning set forth in the preamble to this Guaranty.
“Borrower” has the meaning set forth in the recitals to this Guaranty.
“Credit Agreement” has the meaning set forth in the recitals to this Guaranty.
“Guaranteed Obligations” means all of the Borrower Obligations now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of a Bankruptcy Event of the Borrower, regardless of whether allowed or allowable in whole or in part as a claim in any such Bankruptcy Event), fees, costs and expenses incurred by the Administrative Agent, Arranger and the Lenders pursuant to the Credit Documents (including any fees or expenses that accrue after the commencement of a Bankruptcy Event of the Borrower, regardless of whether allowed or allowable in whole or in part as a claim in any such Bankruptcy Event), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent, Arranger and the Lenders (or any of them) in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, Guaranteed Obligations shall include all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent, Arranger or any Lender, but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Bankruptcy Event or similar proceeding involving the Borrower or the Parent Guarantor.
“Guaranty” has the meaning set forth in the preamble to this Guaranty.
“Parent Guarantor” has the meaning set forth in the preamble to this Guaranty.
“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
“Voidable Transfer” has the meaning set forth in Section 12 of this Guaranty.
(b)    Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified. Any reference in this Guaranty to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. This Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of the Parent Guarantor and the Administrative Agent. Any reference herein to the satisfaction, repayment, or payment in full of the Guaranteed Obligations shall mean the repayment in full in cash or immediately available funds of all of the Guaranteed Obligations other than contingent indemnification obligations which are not yet due and payable. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record. The captions and headings are for convenience of reference only and shall not affect the construction of this Guaranty.
2.    [Reserved.]
3.    Guaranteed Obligations. The Parent Guarantor hereby irrevocably and unconditionally guaranties to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as and for its own debt, until the final payment in full thereof, in cash, has been made, (a) the due and punctual payment of the Guaranteed Obligations, when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise; it being the intent of the Parent Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Credit Agreement and each of the other Credit Documents. The Parent Guarantor hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.
4.    Continuing Guaranty; Discharge Only Upon Payment in Full. The Parent Guarantor’s obligations hereunder shall constitute a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash and the Commitments under the Credit Agreement shall have terminated, at which time, subject to all the foregoing conditions, the guaranties made hereunder shall automatically terminate. This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, the Parent Guarantor hereby waives any right to revoke this Guaranty as to future Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, the Parent Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by the Administrative Agent, (b) no such revocation shall apply to any Guaranteed Obligations in existence on the date of receipt by the Administrative Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Lender in existence on the date of such revocation, (d) no payment by the Parent Guarantor, the Borrower, or from any other source, prior to the date of the Administrative Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of the Parent Guarantor hereunder, and (e) any payment by the Borrower or from any source other than the Parent Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of the Parent Guarantor hereunder.
5.    Performance Under this Guaranty. In the event that the Borrower fails to make any payment of any Guaranteed Obligations, on or prior to the due date thereof, or if the Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 3 of this Guaranty in the manner provided in the Credit Agreement and the other Credit Documents, the Parent Guarantor immediately shall cause, as applicable, such payment in respect of the Guaranteed Obligations to be made or such obligation to be performed, kept, observed, or fulfilled.
6.    Primary Obligations.
(a)    This Guaranty is a primary and original obligation of the Parent Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. The Parent Guarantor hereby agrees that it is directly, jointly and severally with any other guarantor of the Guaranteed Obligations, liable to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, that its obligations hereunder are independent of the obligations of the Borrower or any other guarantor, and that a separate action may be brought against the Parent Guarantor, whether such action is brought against the Borrower or any other guarantor or whether the Borrower or any other guarantor is joined in such action. The Parent Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Administrative Agent or any Lender of whatever remedies they may have against the Borrower or any other guarantor, or the enforcement of any lien or realization upon any security by the Administrative

Agent or any Lender. The Parent Guarantor hereby agrees that any release which may be given by the Administrative Agent to the Borrower or any other guarantor (other than a release in connection with the payment in full of all Guaranteed Obligations) shall not release the Parent Guarantor. The Parent Guarantor consents and agrees that neither the Administrative Agent nor any Lender shall be under any obligation to marshal any property or assets of the Borrower or any other guarantor in favor of the Parent Guarantor, or against or in payment of any or all of the Guaranteed Obligations.
(b)    Without limiting the generality of the foregoing clause (a), the obligations of the Parent Guarantor hereunder shall not be released, discharged or otherwise affected by:
(i)    any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;
(ii)    the existence of any claim, set-off or other rights which the Parent Guarantor may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(iii)    the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement or any other Credit Document, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;
(iv)    the election by, or on behalf of, the Administrative Agent or any Lender, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;
(v)    any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;
(vi)    the disallowance, under Section 502 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters, of all or any portion of the claims of the Administrative Agent and the Lenders for repayment of all or any part of the Guaranteed Obligations; or
(vii)    any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 6(b), constitute a legal or equitable discharge of the Parent Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty other than a payment in full of all Guaranteed Obligations (subject to Section 12 below).
7.    Waivers.
(a)    To the fullest extent permitted by applicable law, the Parent Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guaranteed Obligations; (iii) notice of the amount of the Guaranteed Obligations, subject, however, to its right to make inquiry of the Administrative Agent to ascertain the amount of the Guaranteed Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase its risk hereunder; (v) notice of presentment for payment, intent to accelerate, acceleration, demand, protest, and notice thereof as to any instrument among the Credit Documents; (vi) notice of any Default or Event of Default under any of the Credit Documents; and (vii) all other notices (except if such notice is specifically required to be given to the Parent Guarantor under this Guaranty or any other Credit Documents to which it is a party) and demands to which it might otherwise be entitled.
(b)    To the fullest extent permitted by applicable law, the Parent Guarantor hereby waives the right by statute or otherwise to require the Administrative Agent or any Lender to institute suit against the Borrower or any other guarantor or to exhaust any rights and remedies which the Administrative Agent or any Lender has or may have against the Borrower or any other guarantor. In this regard, the Parent Guarantor agrees that it is bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter arising, as fully as if the Guaranteed Obligations were directly owing to the Administrative Agent or the Lenders, as applicable, by the Parent Guarantor. The Parent Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash, to the extent of any such payment) of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower in respect thereof.
(c)    To the fullest extent permitted by applicable law, the Parent Guarantor hereby waives: (A) any right to assert against the Administrative Agent or any Lender any defense (legal or equitable), set-off, counterclaim, or claim which it may now or at any time hereafter have against the Borrower or any other party liable to the Administrative Agent or any Lender; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (C) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender, including any defense based upon an impairment or elimination of its rights of subrogation, reimbursement, contribution, or indemnity against the Borrower or other guarantors or sureties; (D) the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to its liability hereunder and (E) any election by the Administrative Agent or the Lenders under the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Parent Guarantor.
(d)    The Parent Guarantor will not exercise any rights that it may now or hereafter acquire against any other guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against any other guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and all of the Commitments have been terminated. If any amount shall be paid to the Parent Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Agreement.
(e)    If any of the Guaranteed Obligations or the obligations of the Parent Guarantor under this Guaranty at any time are secured by a mortgage or deed of trust upon real property, the Administrative Agent or any Lender may elect, in its sole discretion, upon a default with respect to the Guaranteed Obligations or its obligations under this Guaranty, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of the Parent Guarantor hereunder. The Parent Guarantor understands that (a) by virtue of the operation of antideficiency law applicable to nonjudicial foreclosures, an election by the Administrative Agent or any Lender to nonjudicially foreclose on such a mortgage or deed of trust probably would have the effect of impairing or destroying its rights of subrogation, reimbursement, contribution, or indemnity against the Borrower or other guarantors or sureties, and (b) absent the waiver given by the Parent Guarantor herein, such an election would estop the Administrative Agent or any Lender from enforcing this Guaranty against the Parent Guarantor. Understanding the foregoing, and understanding that the Parent Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, the Parent Guarantor hereby waives any right to assert against the Administrative Agent or any Lender any defense to the enforcement of this Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by the Administrative Agent or any Lender to nonjudicially foreclose on any such mortgage or deed of trust or as a result of any other exercise of remedies, whether under a mortgage or deed of trust or under any personal property security agreement. The Parent Guarantor understands that the effect of the foregoing waiver may be that the Parent Guarantor may have liability hereunder for amounts with respect to which it may be left without rights of subrogation, reimbursement, contribution, or indemnity against the Borrower or other guarantors or sureties.
(f)    The Parent Guarantor waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by the Administrative Agent or the Lenders; or (b) any election by the Administrative Agent or the Lenders under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Parent Guarantor.
8.    Releases. The Parent Guarantor consents and agrees that, without notice to or by the Parent Guarantor and without affecting or impairing its obligations hereunder, the Administrative Agent or any Lender may, by action or inaction, compromise or settle, shorten or extend the Maturity Date or any other period of duration or the time for the payment of the Borrower Obligations, or discharge the performance of the Borrower Obligations, or may refuse to enforce the Borrower Obligations, or otherwise elect not to enforce the Borrower Obligations, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Credit Agreement or any of the other Credit Documents, or may grant other indulgences to the Borrower or any other guarantor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Borrower Obligations, the Credit Agreement, or any other Credit Document (including any increase or decrease in the principal amount of any Borrower Obligations or the interest, fees or other amounts that may accrue from time to time in respect thereof), or may, by action or inaction, release or substitute the Borrower or any guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.
9.    Subordination of Intercompany Indebtedness. The Parent Guarantor agrees that any and all of its claims against the Borrower with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, the Parent Guarantor may receive payments of principal and interest from the Borrower with respect to Intercompany Indebtedness without limitation. Notwithstanding any right of the Parent Guarantor to ask, demand, sue for, take or receive any payment from the Borrower, all rights, liens and security interests of the Parent Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Borrower shall be and are subordinated to the rights of the Administrative Agent and the Lenders in those assets. The Parent Guarantor shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Credit Document have been terminated; provided that, as long as no Event of Default has occurred and is continuing, nothing contained herein shall prevent or limit any distribution or other transfer of any assets from the Borrower to the Parent Guarantor. If all or any part of the assets of the Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Borrower is dissolved or if substantially all of the assets of the Borrower are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of the Borrower to the Parent Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Parent Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations, the Parent Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent and the Lenders and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the Parent Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Parent Guarantor as the property of the Administrative Agent and the Lenders. If the Parent Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. The Parent Guarantor agrees that until the Guaranteed Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Credit Document among the Borrower, the Administrative Agent and the Lenders have been terminated, it will not assign or transfer to any Person (other than the Administrative Agent) any claim it has or may have against the Borrower.
10.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any other Credit Document shall nonetheless be payable by the Parent Guarantor hereunder forthwith on demand by the Administrative Agent.

11.    No Election. The Lenders shall have the right to seek recourse against the Parent Guarantor to the fullest extent provided for herein and no election by any Lender to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Administrative Agent’s or the Lenders’ right to proceed in any other form of action or proceeding or against other parties unless the Administrative Agent, on behalf of itself and the Lenders, has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Administrative Agent or the Lenders under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of the Parent Guarantor under this Guaranty except to the extent that the Administrative Agent and the Lenders finally and unconditionally shall have realized indefeasible payment in full of the Guaranteed Obligations by such action or proceeding.
12.    Revival and Reinstatement. If the incurrence or payment of the Guaranteed Obligations or the obligations of the Parent Guarantor under this Guaranty by the Parent Guarantor or the transfer by the Parent Guarantor to the Administrative Agent of any property of the Parent Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (including pursuant to any settlement entered into by the Administrative Agent or any Lender in its discretion) (collectively, a “Voidable Transfer”), and if the Administrative Agent or any Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel that the Administrative Agent or such Lender shall be required to repay or restore, in whole or in part, any such Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that the Administrative Agent or the Lenders are required or elect to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Administrative Agent and the Lenders related thereto, the liability of the Parent Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
13.    Financial Condition. The Parent Guarantor represents and warrants to the Administrative Agent and the Lenders that it is currently informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. The Parent Guarantor further represents and warrants to the Administrative Agent and the Lenders that it has read and understands the terms and conditions of the Credit Agreement and each other Credit Document. The Parent Guarantor hereby covenants that it will continue to keep itself informed of the Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations. The Parent Guarantor hereby agrees that neither the Administrative Agent nor any Lender shall have any duty to advise the Parent Guarantor of information known to any of them regarding such condition or any such circumstances. In the event the Administrative Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Parent Guarantor, any other Lender or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Parent Guarantor.
14.    Payments; Application. All payments to be made hereunder by the Parent Guarantor shall be made in Dollars, in immediately available funds, and without deduction (except as otherwise required by applicable law) or offset and shall be applied to the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

15.    Taxes; Fees and Costs.
(a)    Taxes. Section 3.13 of the Credit Agreement shall be applicable, mutatis mutandis, to all payments required to be made by the Parent Guarantor under this Guaranty.
(b)    Fees and Costs. The Parent Guarantor agrees to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or the other Credit Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable fees and expenses of legal counsel. The foregoing costs and expenses shall include all search, filing, recording, and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the Arranger and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the Arranger or any Lender. The agreements in this Section 15 shall survive the termination of the Commitments and repayment of all of the Guaranteed Obligations.
16.    Set-off. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement and continuation of remedies described in Section 9.2 of the Credit Agreement, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Parent Guarantor against any of and all the Guaranteed Obligations, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The rights of each Lender under this Section 16 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.
17.    Notices. All notices and other communications hereunder to the Administrative Agent shall be in writing and shall be mailed, sent, or delivered in accordance with Section 11.1(a) of the Credit Agreement. All notices and other communications hereunder to the Parent Guarantor shall be in writing and shall be mailed, sent, or delivered in accordance with the following:
PNM Resources, Inc.
414 Silver Ave, SW MS0905
Albuquerque, New Mexico 87102-3289
Attention: Joseph D. Tarry
Vice President, Controller and Treasurer
Telephone: 505.241.4672
Telecopier: 505.241.4314
Electronic Mail: cashdesk@pnmresources.com
Website Address: www.pnmresources.com

18.    No Waiver; Cumulative Remedies. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or the Parent Guarantor, on the one hand, and the Administrative Agent or any Lender, on the other hand, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or the Parent Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.
19.    Severability of Provisions. If any provision of this Guaranty is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
20.    Entire Agreement; Amendments. This Guaranty represents the entire agreement of the parties hereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Parent Guarantor therefrom, shall be effective unless in writing signed by the Required Lenders and the Parent Guarantor and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
21.    Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Parent Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of Section 11.3 of the Credit Agreement, (ii) by way of participation in accordance with the provisions of subsection (d) of Section 11.3 of the Credit Agreement, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of Section 11.3 of the Credit Agreement, or (iv) to an SPC in accordance with the provisions of subsection (h) of Section 11.3 of the Credit Agreement (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Guaranty, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of Section 11.3 of the Credit Agreement and, to the extent expressly contemplated by the Credit Agreement, the Agent-Related Persons of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Guaranty.
22.    No Third Party Beneficiary. This Guaranty is solely for the benefit of each Lender and each of their successors and assigns and may not be relied on by any other Person.
23.    Service of Process; Choice of Law and Venue; Jury Trial Waiver.
(a)    The Parent Guarantor irrevocably consents to the service of process in any action or proceeding with respect to this Guaranty or any other Credit Document by mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 17 of this Guaranty, such service to become effective ten days after such mailing. Nothing in this Guaranty or any other Credit Document shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by Law.

(b)    The provisions regarding choice of law and venue and jury trial waiver set forth in Sections 11.10 and 11.11 of the Credit Agreement are applicable to the Parent Guarantor fully as though the Parent Guarantor were a party thereto, and such provisions are hereby incorporated herein by reference, mutatis mutandis.
24.    Counterparts; Electronic Execution. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed signature page of this Guaranty by facsimile transmission or other secure electronic format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.
25.    Interpretation. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed against the Administrative Agent or any Lender or the Parent Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
26.    Agreement to be Bound. The Parent Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and agrees to be bound by each and all of the terms and provisions of the Credit Agreement applicable to the Parent Guarantor. Without limiting the generality of the foregoing, by its execution and delivery of this Guaranty, the Parent Guarantor hereby makes to the Administrative Agent and the Lenders each of the representations and warranties set forth in the Credit Agreement applicable to the Parent Guarantor, and agrees to be bound by the covenants set forth in the Credit Agreement, including, without limitations, Sections 6, 7 and 8 of the Credit Agreement applicable to the Parent Guarantor, fully as though the Parent Guarantor were a party thereto, and such representations and warranties and covenants are incorporated herein by this reference, mutatis mutandis. In addition to the foregoing, the Parent Guarantor covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Borrower Obligations (other than contingent indemnification obligations which are not yet due and payable) shall remain unpaid, it will, and, if necessary, will cause the Borrower to fully comply with those covenants and agreements of the Borrower applicable to the Parent Guarantor set forth in the Credit Agreement.
27.    Conflict. In the event of a conflict of the terms or provisions of this Guaranty and the Credit Agreement, the terms and provisions of the Credit Agreement shall govern.
28.    Regulatory Statement. Pursuant to the terms of an order issued by the New Mexico Public Regulation Commission and a stipulation that has been approved by the New Mexico Public Regulation Commission, the Parent Guarantor is required to include the following separateness covenants in any debt instrument:
The Parent Guarantor and Public Service Company of New Mexico, a New Mexico corporation (“PSNM”) are being operated as separate corporate and legal entities. In agreeing to make loans to the Parent Guarantor, the Parent Guarantor’s lenders are relying solely on the creditworthiness of the Parent Guarantor based on the assets owned by the Parent Guarantor, and the repayment of the loan will be made solely from the assets of the Parent Guarantor and not from any assets of PSNM; and the Parent Guarantor’s lenders will not take any steps for the purpose of procuring the appointment of an administrative receiver or the making of an administrative order for instituting any bankruptcy, reorganization, insolvency, wind up or liquidation or any like proceeding under applicable law in respect of PSNM.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

PNM RESOURCES, INC.,
a New Mexico corporation, as Parent Guarantor

By:	_/s/ Charles N. Eldred________________________
Name: Charles N. Eldred Title: Executive Vice President and Chief Financial Officer

AGREED AND ACCEPTED:

KEYBANK NATIONAL ASSOCIATION
as Administrative Agent

By:	/s/ Keven D Smith
Name:	Keven D Smith
Title:	Senior Vice President

[Signature Page to Guaranty]